QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.15

February 11, 2005

Carl Genberg
President
Osmotics Pharma, Inc.
1444 Wazee Street, Suite 210
Denver, CO 80202

RE: License agreement effective May 1, 2004 between Brigham Young University and Osmotics Corporation and Osmotics Pharma, Inc.

Dear Mr. Genberg:

        In accordance with the terms of Section 18, "Licensee Assignment", of the above referenced license agreement, you have requested permission to transfer all of Osmotics Corporation's rights in said agreement to Osmotics Pharma, Inc.

        Brigham Young University hereby grants its consent to the assignment of all of Osmotics Corporation's rights, title and interest in said license agreement to Osmotics Pharma Inc.

        Please provide the BYU Technology Transfer Office with a copy of the assignment for our files.

        We are very pleased with the progress that you are making, and we are looking forward to a very successful and mutually beneficial enterprise.

Sincerely,
/s/ GARY R. HOOPER Gary R. Hooper, Ph.D. Associate Academic Vice President

QuickLinks

  Exhibit 10.15